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                                                                     EXHIBIT 1.1


                                    FORM OF
                         FLORIDA PANTHERS HOLDINGS, INC.
                          FINANCIAL ADVISORY AGREEMENT

                               February ___, 1999

Allen & Company Incorporated
711 Fifth Avenue
New York, New York  10022

Gentlemen:

                  Florida Panthers Holdings, Inc., a Delaware corporation (the "Company") hereby confirms its agreement with you as follows:

                  1. THE OFFERING. The Company is offering to its existing stockholders pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), rights (the "Rights") to purchase up to 3,900,000 shares of the Company's Class A Common Stock (the "Shares") at a price of approximately $10.25 per share. The foregoing offer and sale of the Shares is hereinafter referred to as the "Offering."

                  2. APPOINTMENT OF ADVISOR. You are hereby appointed the exclusive financial advisor of the Company (the "Advisor") during the Offering Period (as defined herein) for the purpose of assisting the Company with the Offering. The "Offering Period" shall commence on the date the Offering Materials (as defined herein) are first made available to stockholders by the Company for delivery in connection with the Offering and shall terminate on or before the close of business on the earliest to occur of the closing of the sale of all of the Shares issuable pursuant to the Rights, the expiration of the Rights or the termination of this Agreement. You hereby accept such agency and agree to assist the Company on a "best efforts" basis. Your agency hereunder may not be terminated by the Company, except upon termination of the Offering, upon the Advisor's failure to perform its obligations hereunder in all material respects, upon the Advisor's material breach of any of its representations and warranties contained in Section 7 hereof or upon gross negligence or willful misconduct on the part of the Advisor. It is understood that the offering and sale of the Rights will be registered under the Act. The size of the Offering or the Offering price may be increased or amended as agreed by the Company and the Advisor.

                  3. OFFERING MATERIALS. The Company will prepare and deliver to its stockholders a reasonable number of copies of a Prospectus in connection with the Offering (as amended from time to time, the "Offering Materials").


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                  4.       CLOSING; DELIVERY; PLACEMENT FEES.

                           (a) It is anticipated that the closing of the
purchase and sale of the Rights may be effected at a closing (the "Closing"), at such time, date or place as shall be agreed upon by you and the Company (the "Closing Date"). Upon the Closing, the Company will deliver, or cause to be delivered, to the participating stockholders certificates representing the Rights purchased by them.

                           (d) Simultaneous with the Closing, as provided in
paragraph (b) above, the Company shall pay or cause to be paid to the Advisor an advisory fee not to exceed $600,000 and shall reimburse the Advisor for its out-of-pocket expenses as provided in Section 6(c) hereof, against the presentation of bills therefor. If such bills are not available for presentation at the time of the Closing, then the Company shall reimburse the amount of the Advisor's reasonable estimate of such out-of-pocket expenses; in such event, the Advisor shall promptly provide the Company with an accounting of actual expenses when known, and the parties shall reconcile any amounts still owing among them.

                  5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to general principles of equity and except as rights to indemnity or contribution hereunder may be limited by Federal or state securities laws.

                  6. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Advisor that:

                           (a) During the Offering Period, the Company will
notify the Advisor of any event of which it is aware as a result of which any of the Offering Materials would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading; and it will provide you with any amendment or supplement to the Offering Materials during the Offering Period. The Company will conduct the Offering in compliance with the Act and the rules and regulations promulgated thereunder and all applicable state securities laws and regulations.

                           (b) If required by law, the Company will use its best
efforts to qualify the Rights and/or the Shares for offer and sale under the Blue Sky or securities laws of applicable jurisdictions and to continue such qualifications in effect for so long as may be required for purposes of the Offering, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction where it is not already subject to such taxation.











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                           (c) The Company covenants and agrees with you that it
will pay the reasonable and documented expenses and fees (including the fees and expenses of Werbel & Carnelutti, special counsel to the Advisor) incurred by you in connection with (i) the preparation and delivery of the Offering Materials,
(ii) the furnishing of closing documents and (iii) the qualification of the Rights or the Shares for offer or sale under the securities laws of applicable jurisdictions.

                           (d) The Company agrees to cooperate with the Advisor
and its special counsel with respect to their due diligence investigation.

                  7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ADVISOR. The Advisor represents, warrants and covenants as follows:

                           (a) This Agreement has been duly authorized, executed
and delivered by the Advisor and constitutes a valid and binding obligation of the Advisor, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to general principles of equity and except as rights to indemnity or contribution hereunder may be limited by Federal or state securities laws.

                           (b) The Advisor will participate in the Offering in
accordance with all federal and state securities laws applicable to the Offering.

                  8. CONDITIONS OF THE COMPANY'S PERFORMANCE. The issuance by the Company of the Rights and the obligations of the Company as provided herein shall be subject to the following conditions:

                           (a) The Company shall not have terminated the
Offering, which shall be the decision of the Company in its sole discretion;

                           (b) The representations and warranties of the Advisor
contained in Section 7 hereof are true and correct in all material respects as of the date hereof and as of the Closing Date (as if made on and as of such Closing Date); and

                           (c) The Advisor shall have performed its obligations
hereunder in all material respects.

                  9. CONDITIONS OF ADVISOR'S PERFORMANCE. The purchase and sale of the Shares and the obligations of the Advisor as provided herein shall be subject to the accuracy in all material respects, as of the date hereof and each Closing Date (as if made on and as of such Closing Date), of the representations and warranties of the Company herein, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

                           (a) You shall have received the opinion of Akerman,
Senterfitt & Eidson, P.A., counsel to the Company, in form and substance acceptable to your counsel.











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                           (b) You shall have received a certificate, dated as
of the Closing Date, of an authorized executive officer of the Company to the effect that:

                   (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects as if made on and as of such Closing Date; and the Company has complied with all the agreements and satisfied all the conditions in all material respects on its part required by this Agreement to be performed or satisfied at or prior to such Closing Date; and

                  (ii) Except as set forth in the Offering Materials and subsequent to the date of the most recent financial statements included with the Offering Materials, there has not been any material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole.

                           (c) The Company shall have furnished to you such
certificates, in addition to those specifically mentioned herein, as you or your counsel may have reasonably requested, as to the accuracy and completeness at such Closing Date of any statement in the Offering Materials (other than statements provided by the Advisor for the Offering Materials) and as to such other matters as you or your counsel may reasonably request.

                  10. INDEMNIFICATION. (a) The Company will indemnify and hold harmless the Advisor, the directors and officers of the Advisor and each person, if any, who controls the Advisor within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the Advisor or any such directors, officers or controlling persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Company's engagement of Allen & Company Incorporated as Advisor or any service the Advisor performs for the Company or on its behalf pursuant to this Agreement, except to the extent that any such loss, claim, damage or liability is found by a court of competent jurisdiction in a judgment that has become final (in that it is no longer subject to appeal or review) to have resulted directly and primarily from such Indemnified Person's gross negligence or willful misconduct. Subject to subsection (c) below, the Company will reimburse the Advisor or any such directors, officers or controlling persons for any legal or other expenses reasonably incurred by the Advisor or any such directors, officers or controlling persons in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Materials in reliance upon and in conformity with written information furnished by and with respect to the Advisor specifically for use in the preparation thereof. The Company shall not be required to indemnify the Advisor or any such directors, officers or controlling persons for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by the Company, which approval shall not be unreasonably







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withheld or delayed. This indemnity agreement will be in addition to any liability which the Company may otherwise have, but in no event shall an indemnified party receive more than the amount of its claim.

                  (b) The Advisor will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the Company, or any such directors, officers or controlling persons may be or become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Materials in reliance upon and in conformity with written information furnished by and with respect to the Advisor specifically for use in the preparation thereof; and (subject to subsection (c) below) will reimburse the Company or any such directors, officers or controlling persons for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or actions. The Advisor shall not be required to indemnify the Company or any such directors, officers or controlling persons for any payment made to any claimant in settlement of any suit or claim unless payment is approved by the Advisor, which approval shall not be unreasonably withheld or delayed. This indemnity agreement will be in addition to any liability the Advisor may otherwise have, but in no event shall an indemnified party receive more than the amount of its claim.

                  (c) Promptly after receipt by an indemnified party under subparagraphs 10(a) or (b) of notice of the commencement of any action or other proceeding (including governmental investigations) in respect of which indemnity may be sought, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subparagraphs, promptly notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subparagraph. In case any such action shall be brought against any indemnified party, and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume and control the defense thereof with counsel chosen by it and after notice from the indemnifying party to such indemnified party of its election so to assume and control such defense with counsel chosen by it, it shall bear all expenses of such defense. Any such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:

                           (i) the indemnifying party has agreed to pay such fees and expenses; or










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                  (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such indemnified party in any such action or proceeding; or

                  (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party).

         The indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party.

                  11. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 10(a) or 10(b) hereof is for any reason held to be unavailable to any party entitled to such indemnification, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages and liabilities of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and amounts paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and the Advisor may be subject, in such proportions so that the Advisor is responsible for that portion in each case represented by the percentage that the respective placement fee appearing in
Section 4(c) of this Agreement bears to the offering price of the Shares, and the Company is responsible for the remaining portion; provided, however, that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purpose of this Section 11, each person, if any, who controls the Advisor within the meaning of Section 15 of the Act shall have the same rights to contribution as the Advisor, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, each officer of the Company and each director of the Company shall have the same right to contribution as the Company, subject in each case to the prior sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which claim for contribution may be sought, promptly notify the other party or parties in writing of the commencement thereof, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this
Section 11. No party shall be liable for contribution with respect to any action or claim settled without its consent.

                  12. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties or agreements of the Company or of the Advisor herein or in certificates delivered











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pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Advisor or any controlling person, the Company, or any of its officers, directors or controlling persons, and shall survive delivery of the Rights and the Shares.

                  13. TERMINATION. Each of the Company's and the Advisor's obligation to proceed hereunder is conditioned upon its continuing judgment that market conditions in general, and as they relate to the Company's securities in particular, are such as to continue to make appropriate the offering and sale of the Rights in the manner provided for herein. Notwithstanding the foregoing, this Agreement shall terminate if the Offering is not completed on or before April 15, 1999, unless extended by the Company and the Advisor. Upon any termination of this Agreement whether by the Company or the Advisor, the obligations of the parties set forth in Sections 6(c), 10 and 11 shall survive termination of this Agreement.

                  14. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telegraphed and confirmed to you c/o Allen & Company Incorporated, 711 Fifth Avenue, New York, NY 10022, Attention: John Simon, with a copy to Werbel & Carnelutti, 711 Fifth Avenue, New York, NY 10022,
Attn: Guy N. Molinari, Esq., or, if sent to the Company, at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, Attn: Richard L. Handley, Esq., with a copy to Akerman, Senterfitt & Eidson, P.A., One Southeast Third Avenue, 28th Floor, Miami, Florida 33131, Attn: Bradley D. Houser, Esq.

                  15. BENEFITS OF THE AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Company and the Advisor and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the consent of the other party.

                  16. APPLICABLE LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.





















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                  17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                                        Very truly yours,

                                        FLORIDA PANTHERS HOLDINGS, INC.



                                        By:
                                           --------------------------------
                                              Name:
                                              Title:


ALLEN & COMPANY INCORPORATED


By:
   ---------------------------
      Name:
      Title: